FOLEY & LARDNER LLP ATTORNEYS AT LAW
777 EAST WISCONSIN AVENUE MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com
December 28, 2007	CLIENT/MATTER NUMBER 042365-0111

Orion Energy Systems, Inc.
1204 Pilgrim Road
Plymouth, WI 53073

Ladies and Gentlemen:

        We have acted as counsel for Orion Energy Systems, Inc., a Wisconsin corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 6,451,177 shares of the Company’s Common Stock, no par value (the “Common Stock”), which may be issued pursuant to the Orion Energy Systems, Inc. 2003 Stock Option Plan, as amended (the “2003 Plan”), and the Orion Energy Systems, Inc. 2004 Stock and Incentive Awards Plan (the “2004 Plan” and, together with the 2003 Plan, the “Plans”).

        As such counsel, we have examined: (i) the Plans; (ii) the Registration Statement; (iii) the Amended and Restated Articles of Incorporation of the Company, as amended to date; (iv) the Amended and Restated Bylaws of the Company, as amended to date; (v) resolutions of the Company’s Board of Directors relating to the Plans and the issuance of securities thereunder; and (v) such other documents and records and certificates of government officials as we have deemed necessary to enable us to render this opinion.

        Based upon the foregoing, we are of the opinion that:

        1.        The Company is a corporation validly existing under the laws of the State of Wisconsin.

        2.        The shares of Common Stock, when issued by the Company pursuant to the terms and conditions of the Plans and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours, /s/ FOLEY & LARDNER LLP

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